                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                         Contact:
---------------------                         --------
October 20, 2003                                    Richard E. Leone
                                                    Manager-Investor Relations
                                                    330-544-7622
                                                    www.rti-intl.com


                RTI INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS
                -------------------------------------------------


         Niles, Ohio - RTI International Metals, Inc., (NYSE: RTI) released results today for the third quarter of 2003.

         The Company reported a net loss for the third quarter of $2.5 million, or $0.12 per share, on sales of $50.2 million. Results for the third quarter of 2002 were a net income of $3.0 million, or $0.14 per share, on sales of $68.1 million.

         The Titanium Group shipped 1.7 million pounds of mill products at an average realized price of $15.51 per pound. Reduced operations during the quarter, particularly in July, resulted in an operating loss of $3.6 million for the Group on sales of $38.8 million, including intercompany sales of $24.9 million. During the same period a year ago, the Group had operating income of $3.0 million on sales of $46.8 million, including $23.8 million of intercompany sales.

         The Fabrication & Distribution Group had an operating loss of $0.6 million on sales of $36.2 million during the third quarter. Once again this quarter, those units within the Group that serve commercial aerospace, contributed to the loss, while the more diversified units generally performed well. For the same period in 2002, the Group earned operating income of $1.6 million on sales of $45.0 million.

         Commenting on the quarter, Timothy G. Rupert, President and CEO, said, "The Company's sales and financial performance for the quarter primarily reflect the depressed demand for titanium mill products resulting from conditions in commercial aerospace markets. This, in turn, has increased competitive pressures in all titanium markets. As a result, further cost reduction, which is the key topic in current labor negotiations, must be achieved, particularly in our titanium subsidiary, RMI Titanium Company. RMI's contract with the United Steelworkers expired on October 15th and was extended one week to give the parties more time to reach a new agreement."

                                     (more)

October 20, 2003
Page 2 of 4


         The statements in this release relating to matters that are not historical facts are forward looking statements that involve risks and uncertainties including, but not limited to, the outcome of labor negotiations, the current impact of global events on the commercial aerospace industry, military spending, global economic conditions, competitive nature of the markets for specialty metals, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Actual results can differ materially from those forecasted or expected.

         RTI International Metals, headquartered in Niles, Ohio, through its various subsidiaries, manufactures and distributes titanium and specialty metal mill products and extruded shapes, as well as engineered systems for energy-related markets and environmental engineering services. The Company's products are used for aerospace, defense, energy, chemical and consumer applications for customers around the world.


         NOTE: RTI International Metals, Inc. has scheduled a conference call for Tuesday, October 21, 2003, at 4:30 p.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA) 800-230-1092 or (International) 612-288-0329 a few minutes prior to the start time and specify the RTI International Metals Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on Saturday, October 25, 2003, by dialing (USA) 800-475-6701 or (International) 320-365-3844 and Access Code 699971.



                                     (more)

October 20, 2003
Page 3 of 4

                         RTI INTERNATIONAL METALS, INC.
             CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                             (Dollars in thousands)

                                                       QUARTER ENDED                          NINE MONTHS ENDED
                                                       SEPTEMBER 30,                            SEPTEMBER 30,
                                              --------------------------------        -----------------------------------
                                                  2003              2002                   2003                2002

Sales                                              $ 50,173          $ 68,105              $ 157,788           $ 206,726
Cost of sales                                        45,947            55,945                138,633             166,280
                                              --------------    --------------        ---------------     ---------------
Gross profit                                          4,226            12,160                 19,155              40,446
Selling, general and
     administrative expenses                          8,107             7,266                 23,362              24,796
Research, technical and
     product development expenses                       336               288                  1,030                 997
Other operating income - net (1)                          -                 -                    967                   -
                                              --------------    --------------        ---------------     ---------------
Operating income                                     (4,217)            4,606                 (4,270)             14,653

Other income - net                                      243               122                  9,286               9,207
Interest expense                                         99               185                    469                 473
                                              --------------    --------------        ---------------     ---------------
Income before income taxes
     and cumulative effect of change
     in accounting principle                         (4,073)            4,543                  4,547              23,387

Provision for income taxes                           (1,548)            1,538                  1,728               8,887
                                              --------------    --------------        ---------------     ---------------
Income before cumulative effect
     in accounting principle                         (2,525)            3,005                  2,819              14,500
Cumulative effect of change
     in accounting principle                              -                 -                      -                   -
                                              --------------    --------------        ---------------     ---------------
Net income                                         $ (2,525)          $ 3,005                $ 2,819            $ 14,500
                                              ==============    ==============        ===============     ===============

Net  income per common share:
         Basic                                      $ (0.12)           $ 0.14                 $ 0.14              $ 0.70
                                              ==============    ==============        ===============     ===============

         Diluted                                    $ (0.12)           $ 0.14                 $ 0.13              $ 0.69
                                              ==============    ==============        ===============     ===============

Weighted average shares
   outstanding (in thousands):
         Basic                                       20,819            20,767                 20,822              20,772

         Diluted                                     20,951            20,901                 20,935              20,892


     (1) A gain in the second quarter of 2003 on the disposal of certain of the Company's fixed assets at its Ashtabula Plant, was reclassified from Other income - net, to Other operating income - net.


 (more)

                         RTI INTERNATIONAL METALS, INC.
                     CONSOLIDATED BALANCE SHEET (Unaudited)
                             (Dollars in thousands)


                                                                          SEPTEMBER 30,              DECEMBER 31,
                                                                              2003                       2002
                                                                    ----------------------    -----------------------
ASSETS:
      Current assets
            Cash and cash equivalents                                           $  57,177                   $ 40,666
            Accounts receivable                                                    38,303                     38,830
            Inventories                                                           146,807                    154,159
            Current deferred income tax assets                                      2,356                      2,356
            Other current assets                                                    6,062                      5,934
                                                                    ----------------------    -----------------------
      Total current assets                                                        250,705                    241,945
            Property, plant and equipment net                                      87,386                     92,554
            Goodwill                                                               34,133                     34,133
            Noncurrent deferred income tax assets                                   4,271                      4,271
            Other noncurrent assets                                                25,205                     23,317
                                                                    ----------------------    -----------------------
      Total assets                                                              $ 401,700                  $ 396,220
                                                                    ======================    =======================

LIABILITIES AND STOCKHOLDERS' EQUITY:
      Current liabilities
            Accounts payable                                                     $ 11,899                   $ 14,711
            Accrued liabilities                                                    14,924                     11,018
                                                                    ----------------------    -----------------------
      Total current liabilities                                                    26,823                     25,729
            Long-term debt                                                              -                          -
            Accrued pension cost                                                   33,643                     33,021
            Accrued postretirement benefit cost                                    21,124                     19,873
            Other noncurrent liabilities                                            5,936                      6,424
                                                                    ----------------------    -----------------------
      Total liabilities                                                            87,526                     85,047
      Total shareholders' equity                                                  314,174                    311,173
      Total liabilities and shareholders' equity                                $ 401,700                  $ 396,220
                                                                    ======================    =======================


                CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)
                                                                                   NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                    -------------------------------------------------
                                                                            2003                       2002
Cash provided by operating activities
      (adjustment for items not affecting funds from
      operations of $9,220 and $10,371 respectively)                             $ 19,677                   $ 23,440
Cash used in investing activities (net of asset
      disposals of $1,437 and $0 respectively)                                     (2,697)                    (4,746)
Cash used in financing activities                                                    (469)                    (1,068)
                                                                    ----------------------    -----------------------
Increase in cash and cash equivalents                                            $ 16,511                   $ 17,626
Cash and cash equivalents at beginning of period                                   40,666                      8,036
                                                                    ----------------------    -----------------------
Cash and cash equivalents at end of period                                       $ 57,177                   $ 25,662
                                                                    ======================    =======================


                                      # # #